Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009, and for the fiscal year ended December 31, 2008, give effect to the transactions as if they were completed on January 1, 2008, and include all adjustments which give effect to the events that are directly attributable to the Transactions, as long as the impact of such events are expected to continue and are factually supportable. The unaudited pro forma condensed combined statement of financial condition as of September 30, 2009 gives effect to the Transactions as if they had been completed on September 30, 2009 and includes all adjustments which give effect to the events that are directly attributable to the transactions and that are factually supportable. The unaudited pro forma condensed combined financial data shown under this heading and the accompanying notes should be read together with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  the separate unaudited historical financial statements of Ramius as of and for the nine months ended September 30, 2009 contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, which are incorporated by reference into this document;

•                  the separate audited historical financial statements of Ramius as of and for the fiscal year ended December 31, 2008 contained in its Amendment to the Registration statement on Form S-4 as filed on September 30, 2009, which are incorporated by reference into this document;

•                  the separate unaudited historical financial statements of Cowen Holdings as of and for the nine months ended September 30, 2009 included elsewhere in this document; and

•                  the separate audited historical financial statements of Cowen Holdings as of and for the fiscal year ended December 31, 2008 contained in its Annual Report on Form 10-K for the year ended December 31, 2008, which are incorporated by reference into this document.

On November 2, 2009, the transactions contemplated by the Transaction Agreement, by and among the Company, Ramius, Cowen Holdings, RCG and Lexington Merger Corp., were consummated including (1) the merger of Lexington Merger Corp. with and into Cowen Holdings, pursuant to which each outstanding share of common stock of Cowen Holdings, Inc. was converted into one share of Class A common stock of the Company and (2) the transfer by RCG of substantially all of its assets and liabilities to Ramius in exchange for the Company’s issuance to RCG of 37,536,826 shares of Class A common stock of the Company. Following the consummation of the Transactions, each of Ramius and Cowen Holdings became a wholly owned subsidiary of the Company.

The Transactions were treated under the acquisition method for accounting purposes. In this case, the Transaction was accounted for as an acquisition by RCG (which prior to the consummation of the Transactions operated the Ramius business) of Cowen Holdings. As such, Cowen Holdings’s assets acquired and liabilities assumed were recorded at their fair value. The fair value of Cowen Holdings’s securities issued to Cowen Holdings stockholders is the purchase consideration in the transactions. The purchase consideration for Cowen Holdings under the acquisition method is based on the stock price of Cowen Holdings on the closing date of the transactions multiplied by the number of shares issued by Cowen to the Cowen Holdings stockholders. The preliminary allocation of the purchase price is based on a Cowen Holdings stock price of $7.55 per share (based on the closing stock price on October 30, 2009) and that 14,883,968 shares of Cowen Holdings stock were outstanding at the date of the completion of the transactions. Included in the 14,883,968 shares of Cowen Holdings stock are 12,071,646 freely tradable shares, 2,784,816 restricted shares and 27,506 shares underlying vested restricted stock units at the balance sheet date. The number of shares used to estimate the purchase price excludes 185,828 restricted shares at the balance sheet date that are not vesting as part of the transaction and are not effectively being purchased. Restricted shares, restricted share units and stock options of Cowen Holdings common stock at the effective time of the merger were converted into restricted shares, restricted share units and stock options of our Class A common stock on a one-for-one basis.

On November 2, 2009, concurrently with the consummation of the Transactions, Cowen Holdings purchased from HVB the 50% interest in Ramius Alternative Solutions, the Ramius fund of funds business, that HVB owned in exchange for (1) the Company’s issuance to HVB of 2,713,882 shares of our Class A common stock and (2) approximately $10.4 million in cash, resulting in Ramius Alternative Solutions becoming an indirect wholly owned subsidiary of the Company. In accordance with FASB accounting standards the acquisition of the additional interest in the Ramius fund of funds business was treated as a capital transaction and the difference between the fair value of the consideration paid and the carrying value of the non-controlling interest was recognized in equity.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (which we refer to as GAAP) which are subject to change and interpretation. RCG has been treated as the acquirer in the transactions for accounting purposes. The acquisition accounting is dependent on certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates, including the estimates of the purchase consideration and allocation of purchase price to Cowen Holdings’s assets, including intangible assets, and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that Cowen Group may achieve as a result of the transactions, the costs to integrate the operations of Ramius and Cowen Holdings or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

At September 30, 2009

	Historical		Acquisition		Pro Forma
		Cowen	Pro Forma		Cowen
	Ramius	Holdings	Adjustments		Group
	(in thousands)
Assets
Cash and cash equivalents	$5,871	$89,827	$(19,870)	a	$75,828
Cash collateral pledged	6,746	—	—		6,746
Restricted cash pursuant to escrow agreement	—	501	—		501
Securities owned, at fair value	8,205	13,262	—		21,467
Other investments	14,754	16,802	—		31,556
Receivable from brokers, dealers and clearing brokers	16,814	35,743	—		52,557
Fees receivable	12,118	7,924	—		20,042
Due from related parties	19,723	2,007	—		21,730
Fixed assets, net	25,451	8,600	—		34,051
Goodwill	20,028	2,551	(2,551)	b	20,028
Intangible assets, net	195	214	16,786	c	17,195
Other assets	4,488	14,758	1,528	d	20,774
Consolidated Ramius Funds assets:
Cash and cash equivalents	1,563	—	—		1,563
Other investments, at fair value	544,965	—	—		544,965
Other assets	974	—	—		974
Total assets	$681,895	$192,189	$(4,107)		$869,977

Liabilities, Redeemable Equity and Equity
Securities sold, not yet purchased	$—	$25,151	$—		$25,151
Payable to brokers, dealers and clearing brokers	3,888	1,396	—		5,284
Compensation payable	29,758	22,396	5,592	e	57,746
Lines of credit	49,746	—	—		49,746
Fees payable	1,872	—	—		1,872
Due to related parties	8,776	—	—		8,776
Accounts payable, accrued expenses and other liabilities	18,505	12,985	26,567	f	58,057
Bank overdraft	—	884	—		884
Consolidated Ramius Funds liabilities:
Capital withdrawals payable	86	—	—		86
Accounts payable, accrued expenses and other liabilities	394	—	—		394
Total liabilities	113,025	62,812	32,159		207,996

Redeemable members’ capital	301,628	—	(301,628)	g	—
Redeemable noncontrolling interests	267,242	—	(13,883)	h	253,359
Total redeemable group equity	568,870	—	(315,511)		253,359
Equity
Stockholders’ equity	—	127,685	279,245	i	406,930
Noncontrolling interests	—	1,692	—		1,692
Total equity	—	129,377	279,245		408,622
Total liabilities, redeemable group equity and equity	$681,895	$192,189	$(4,107)		$869,977

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2009

	Historical			Acquisition		Pro Forma
			Cowen	Pro Forma		Cowen
	Ramius		Holdings	Adjustments		Group
	(in thousands, except per share data)
Revenues
Management fees	$31,408		$6,717	$—		$38,125
Incentive fees	177		—	—		177
Interest and dividends	225		367	—		592
Reimbursement from affiliates	7,832		—	—		7,832
Investment banking	—		28,917	—		28,917
Brokerage	—		103,773	—		103,773
Other	2,265		1,908	—		4,173
Consolidated Ramius Funds and other	12,312		—	—		12,312
Total revenues	54,219		141,682	—		195,901

Operating expenses
Employee compensation and benefits	50,869		98,920	8,685	j	158,474
Interest and dividends	1,122		222	—		1,344
Professional, advisory and other fees	13,633		6,062	—		19,695
Communications	755		9,095	—		9,850
Occupancy and equipment	7,519		11,426	(3,116)	k	15,829
Floor brokerage and trade execution	—		10,268	—		10,268
Service fees	—		13,426	—		13,426
Depreciation and amortization	3,563		2,299	2,368	l	8,230
Client services, marketing and business development	4,850		6,836	—		11,686
Other	6,628		6,654	150	m	13,432
Consolidated Ramius Funds and other	11,831		—	—		11,831
Total expenses	100,770		165,208	8,087		274,065

Other income (loss)
Net loss on securities, derivatives and other investments	(2,702)		—	—		(2,702)
Consolidated Ramius Funds net realized and unrealized losses	25,268		—	—		25,268
Total other income (loss)	22,566		—	—		22,566

Loss before taxes	(23,985)		(23,526)	(8,087)		(55,598)
Income tax (benefit) provision	(5,978)		565	—		(5,413)
Net loss	(18,007)		(24,091)	(8,087)		(50,185)
Less: Net income (loss) attributable to noncontrolling interests	13,888		189	(830)	h	13,247
Net loss attributable to stockholders and members	$(31,895)		$(24,280)	$(7,257)		$(63,432)

Pro forma Net Income (Loss) Per Share
Basic	$(0.85	)o	$(2.07)	NA		$(1.15	)q
Diluted	$(0.85	)o	$(2.07)	NA		$(1.15	)q

Pro forma Weighted Average Common Shares
Basic	37,537	o	11,709	5,889	p	55,135	r
Diluted	37,537	o	11,709	5,889	p	55,135	r

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2008

	Historical			Acquisition		Pro Forma
			Cowen	Pro Forma		Cowen
	Ramius		Holdings	Adjustments		Group
	(in thousands, except per share data)
Revenues
Management fees	$70,818		$12,573	$—		$83,391
Interest and dividends	1,993		3,362	—		5,355
Reimbursement from affiliates	16,330		—	—		16,330
Investment banking	—		50,937	—		50,937
Brokerage	—		149,901	—		149,901
Other	6,853		551	—		7,404
Consolidated Ramius Funds and other	31,739		—	—		31,739
Total revenues	127,733		217,324	—		345,057

Operating expenses
Employee compensation and benefits	84,769		133,891	10,250	j	228,910
Interest and dividends	1,820		189	—		2,009
Professional, advisory and other fees	13,803		12,108	—		25,911
Communications	1,574		14,797	—		16,371
Occupancy and equipment	11,401		15,243	(4,156)	k	22,488
Floor brokerage and trade execution	—		10,864	—		10,864
Service fees	—		17,920	—		17,920
Depreciation and amortization	4,611		2,882	3,483	l	10,976
Client services, marketing and business development	8,647		12,709	—		21,356
Goodwill impairment	10,200		50,000	(50,000)	s	10,200
Other	13,000		11,545	200	m	24,745
Consolidated Ramius Funds and other	34,268		—	—		34,268
Total expenses	184,093		282,148	(40,223)		426,018

Other (loss) income
Net loss on securities, derivatives and other investments	(2,006)		—	—		(2,006)
Gain on exchange memberships	—		751	—		751
Consolidated Ramius Funds net realized and unrealized losses	(198,485)		—	—		(198,485)
Total other (loss) income	(200,491)		751	—		(199,740)

(Loss) income before taxes	(256,851)		(64,073)	40,223		(280,701)
Income tax (benefit) provision	(1,301)		8,081	3,706	n	10,486
Net (loss) income	(255,550)		(72,154)	36,517		(291,187)
Less: Net (loss) gain attributable to noncontrolling interests	(113,786)		—	5,249	h	(108,537)
Net (loss) income attributable to stockholders and members	$(141,764)		$(72,154)	$31,268		$(182,650)

Pro forma Net Income (Loss) Per Share
Basic	$(3.78	)o	$(6.41)	NA		$(3.31	)q
Diluted	$(3.78	)o	$(6.41)	NA		$(3.31	)q

Pro forma Weighted Average Common Shares
Basic	37,537	o	11,254	6,344	p	55,135	r
Diluted	37,537	o	11,254	6,344	p	55,135	r

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial statements give effect to the business combination of Ramius and Cowen Holdings in a transaction accounted for using the acquisition method of accounting, with Ramius treated as the accounting acquirer, as if the acquisition of Cowen Holdings had been completed on January 1, 2008, for statement of operations purposes, and on September 30, 2009, for statement of financial condition purposes.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been completed during the period or as of the dates for which the pro forma data is presented, nor is it necessarily indicative of the future operating results or financial position of Cowen.

Ramius’s estimated purchase price for Cowen Holdings has been allocated to the assets acquired and the liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. The purchase price allocation pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial data and are subject to revision upon finalization of the acquisition accounting.

The accompanying unaudited pro forma condensed combined statements of operations do not include the impact of the following non-recurring items directly related to the transactions:

•                  transaction costs in connection with the acquisition yet to be incurred which will continue to be expensed as incurred;

•                  a non-cash bargain purchase gain created from the transaction, if any;

•                  a non-cash credit representing unrecognized net deferred tax assets recorded upon Ramius changing its tax status from a partnership to a corporation.

Certain reclassifications have been made to the Cowen Holdings historical balances in the unaudited pro forma condensed combined financial statements to conform to Ramius’s presentation.

Note 2—Purchase Price

For the purpose of preparing the accompanying unaudited pro forma condensed combined statement of financial condition as of September 30, 2009, management made the following assumptions:

•                  Cowen Holdings stockholders exchanged their shares of Cowen Holdings common stock for the equivalent of 28.63% of our Class A common stock issued and outstanding (which includes shares issued in conjunction with the Transactions);

•                  the estimated fair value of Cowen Group securities to be issued to Cowen Holdings stockholders was determined based on the closing market price of the Cowen Holdings common shares on October 30, 2009, and the number of shares delivered at closing; and

•                  the fair value of outstanding Cowen Holdings stock options, which immediately vested at the effective time of the Transactions, has been attributed to pre-combination services and included in the consideration transferred.

The estimated fair value of our Class A common stock issued to Cowen Holdings stockholders in the Transactions represents the purchase consideration in the Transactions, which was computed as follows:

	(in thousands,
	except per share data)
Number of Cowen common shares outstanding at closing:
Common float	12,072	(1)
Restricted shares	2,785	(2)
Restricted share units	27	(3)
Total shares issued to Cowen stockholders	14,884
Estimated market price of Cowen common shares	$7.55	(4)
Estimated purchase price of Cowen common shares	$112,374
Add: Fair value of unvested restricted shares and options issued	1,697	(5)
Estimated purchase price	$114,071

(1)                                  Based on the trading float of Cowen Holdings’s common shares on the closing date.

(2)                                  Based on Cowen Holdings’s unvested restricted shares outstanding on the closing date. Excludes restricted shares that were not subject to accelerated vesting as a result of the transactions.

(3)                                  Based on Cowen Holdings’s restricted share units outstanding on the closing date.

(4)                                  The $7.55 share price used in calculating the estimated purchase consideration represents the closing share price of Cowen Holdings common stock on October 30, 2009.

(5)                                  In connection with the transactions, each outstanding Cowen Holdings stock option was exchanged for one stock option of the Company. Each newly issued stock option was fully vested upon issuance, and has a strike price and expiration date equal to that of the original stock option. Cowen Holdings had 892,782 stock options outstanding as of the closing date. The fair value of Cowen Holdings’s stock option awards was estimated to be $0.7 million using an assumed fair value of Cowen Holdings’s stock options based on a Black-Scholes valuation model. Also included in the $1.7 million is $1.0 million related to the fair value of pre-combination service on restricted shares that were not subject to accelerated vesting as a result of the transactions.

The following is a summary of the preliminary allocation of the purchase price as reflected in the unaudited pro forma combined statement of financial condition as of September 30, 2009:

	(in thousands)
Cash and cash equivalents	$89,827
Restricted cash pursuant to escrow agreement	501
Securities owned, at fair value	13,262
Receivable from brokers, dealers and clearing brokers	35,743
Fees receivable	7,924
Due from related parties	2,007
Other investments	16,802
Fixed assets, net	8,600
Intangible assets, net	17,000
Other assets	16,747
Securities sold, not yet purchased	(25,151)
Payable to brokers, dealers and clearing brokers	(1,396)
Compensation payable	(30,876)
Accounts payable, accrued expenses and other liabilities	(31,993)
Bank overdraft	(884)
Noncontrolling interest	(1,692)
Total net assets acquired	116,421
Bargain purchase gain on transactions	(2,350	)(1)
Total purchase price	$114,071

(1)                                  Represents the estimated bargain purchase gain on the transactions.

We believe that all of the acquired receivables and contractual amounts receivable as reflected above in the preliminary allocation of the purchase price are recorded at fair value and are expected to be collected in full, except for $0.4 million which was expected to be uncollectible.

The noncontrolling interest in Cowen Holdings at the balance sheet date represents the noncontrolling equity interest in Cowen Healthcare Royalty Partners GP, LLC (“CHRP GP”), the general partner to Cowen Healthcare Royalty Partners (the “CHRP Fund”), and is recorded at fair value. CHRP GP’s only significant asset is its investment in CHRP Fund, which invests principally in commercial-stage biopharmaceutical products and companies through the purchase of royalty or synthetic royalty interests and structured debt and equity instruments. The CHRP Fund follows industry practices for valuation techniques including discounted cash flows, Black-Scholes valuation models and sale price of recent transactions in the same or similar securities and significant inputs such as estimated future cash flows, discount rates, volatility and dividend yield to measure the fair value of the investments in the CHRP Fund.

Based on the September 30, 2009 estimated purchase price allocation, the fair value of the net identifiable assets acquired and liabilities assumed of $116.4 million exceeded the fair value of the estimated purchase price of $114.1 million. As a result, Cowen Group would have recognized a bargain purchase gain of $2.3 million if the transaction had closed at that date. Cowen Holdings’s share price has traded below its book value for a substantial part of the last 52 weeks, and as the purchase consideration is determined based on the stock price of Cowen Holdings at the closing date of the Transactions, the preliminary purchase price allocations have resulted in a bargain purchase gain.

Note 3—Pro Forma Adjustments

(a)                                  Reflects the adjustments to cash as follows:

	(in thousands)
Cash paid for Fund of Funds purchase	$(10,370	)(1)
Tax obligation distribution	(9,000	)(2)
Excluded cash	(500	)(3)
Total	$(19,870)

(1)                                  Represents payment of $10.4 million related to the purchase of the remaining 50% interest in the Ramius fund of funds business

(2)                                  Represents $2.4 million of capital withdrawals made immediately prior to the closing of the transactions in connection with the satisfaction of tax obligations associated with the vesting of various partnership interests as a result of the transactions and an aggregate of $6.6 million of capital withdrawals made immediately prior to the closing by Messrs. Cohen and Stark and BA Alpine Holdings, Inc., each of which will result in a reduction of the members’ equity of Ramius. See Note 3(j).

(3)                                  Represents the cash amount of Ramius’s excluded assets, which Ramius is retaining in order to pay ongoing operating expenses, such as audit fees.

(b)                                 Represents the adjustment to eliminate Cowen Holdings’s historical goodwill. The Transactions are expected to result in negative goodwill of $2.3 million which is recognized as a gain upon the closing of the Transactions.

(c)                                  As of September 30, 2009, the estimated fair value of Cowen Holdings’s intangible assets (other than goodwill) is $17.0 million (representing a $16.8 million increase in value over Cowen Holdings’s historical intangible assets). The preliminary allocations included in the unaudited pro forma combined financial data are as follows:

	Estimated Intangible Assets Acquired	Estimated average remaining useful lives
	(in thousands)	(years)
Intangible asset class
Trade name and trademarks	$9,400	7.5
Customer relationships	6,800	4.0
Customer backlog	800	1.2
Total intangible assets	$17,000

(d)                                 Adjustments to other assets are comprised of:

	(in thousands)
Deferred taxes	$1,633	(1)
Exchange memberships mark-down	(105	)(2)
Total	$1,528

FoF adjustment

(1)                                  Represents a $1.6 million net increase related to (a) the adjustments in deferred tax assets and current taxes receivable stemming from the pro forma adjustments made to loss before taxes, (b) a net deferred tax asset established following the change in tax status of Ramius from a partnership to a corporation as a result of the Transactions, and (c) a full valuation allowance recognized against the Ramius deferred tax assets.

(2)                                  Represents an adjustment to Cowen Holdings’s exchange memberships included in other assets, which have historically been carried at cost. This adjustment represents the estimated $0.1 million mark-down to fair value on those memberships.

(e)                                  Adjustments to compensation payable are as follows:

	(in thousands)
Deferred cash awards acceleration	$5,780	(1)
Payment to Mr. Malcolm	1,500	(2)
Payment to certain Cowen employees	1,200	(3)
Ramius partnership awards	(2,888	)(4)
Total	$5,592

(1)                                  Reflects accelerated vesting of $5.8 million of deferred cash awards granted to certain of Cowen Holdings’s employees due to change in control provisions in the relevant deferred cash award agreements that was triggered by the transactions. The actual payments under the deferred cash awards will occur on the vesting schedule in such agreements (one third on each of May 15, 2010, 2011 and 2012).

(2)                                  Represents a cash payment of $1.5 million made to Mr. Malcolm at closing.  This payment was made pursuant to the terms of Mr. Malcolm’s new employment agreement.  The payment amount relates to Mr. Malcolm’s waiver of certain change in control rights and potential payments under his existing employment agreement with Cowen Holdings.

(3)                                  Represents cash payments to certain Cowen Holdings employees, the entitlement to which was triggered by the change in control.

(4)                                      Represents the previously accrued portion of Ramius partnership awards that vested as a result of the transactions. Upon vesting of these partnership interests, the existing liability related to the unvested balances will be reclassified to members’ capital, net of any cash payments made to the employee to satisfy tax obligations.

(f)                                    Reflects adjustments to accounts payable, accrued expenses and other liabilities as follows:

	(in thousands)
Unfavorable lease liability	$16,914	(1)
Contingent investment banking fees	7,250	(2)
Deferred and non-income based taxes	2,403	(3)
Total	$26,567

(1)                                  Represents an estimated net impact of an unfavorable lease liability of $17.8 million related to certain of Cowen Holdings’s real estate leases that were at higher than market rates at the closing date, partially offset by the removal of a previously existing rent reserve of $0.9 million.

(2)                                  Represents Ramius’s and Cowen Holdings’s estimated contingent investment banking fees. The non-contingent portion of the transaction costs of approximately $10.4 million is being expensed as incurred.

(3)                                  Represents an increase to other liabilities related to the adjustment of deferred tax liabilities stemming from the pro forma adjustments made to loss before taxes and an adjustment for non-income based taxes.

(g)                                 Reflects Ramius’s contribution of historical redeemable members’ capital to the equity of the Company.

(h)                                 Reflects the adjustment to remove the 50% noncontrolling interest in the Ramius fund of funds business that was acquired by the combined entity as part of the transactions.

(i)                                     Reflects the adjustments to total stockholders’ equity as follows:

	(in thousands)
Estimated purchase consideration paid for Cowen	$114,071	(1)
Historical stockholders’ equity of Cowen	(127,685	)(2)
Ramius’s contributed equity	301,628	(3)
Dividend to Ramius’s members	(9,000	)(4)
Ramius’s change of control vesting	2,888	(5)
Excluded cash	(500	)(6)
Ramius Fund of Funds capital effect	3,513	(7)
Estimated contingent investment banking fees	(7,250	)(8)
Deferred tax adjustments	(770	)(9)
Estimated bargain purchase gain (“negative goodwill”) on transactions	2,350	(10)
Total	$279,245

(1)                                  Represents the estimated purchase consideration paid to Cowen Holdings stockholders in the Transactions.

(2)                                  Represents the elimination of the historical equity of Cowen Holdings.

(3)                                  Represents Ramius’s contribution of historical redeemable members’ equity to the equity of Cowen Group.

(4)                                  Represents Ramius cash excluded from the Transactions (treated as a reduction of Ramius’s historical members’ capital contributed). Immediately prior to closing of the Transactions, $2.4 million of capital withdrawals was made in connection with the satisfaction of tax obligations associated with the vesting of various partnership interests as a result of the Transactions and an aggregate of $6.6 million of capital withdrawals by Messrs. Cohen and Stark and BA Alpine Holdings, Inc.

(5)                                  Represents the amount of compensation liability of Ramius associated with partnership interest awards that were reclassified to equity as a result of vesting caused by the Transactions.

(6)                                  Represents the cash amount of Ramius’s excluded assets which Ramius is retaining in order to pay ongoing operating expenses, such as audit fees.

(7)                                  Represents the issuance of common shares for the purchase of the remaining 50% of the fund of funds business, and the equity effect of that purchase accounted for under FASB accounting standards as follows:

	(in thousands)
Fair value of shares issued for purchase	$20,490	(a)
Equity effect of purchase	(16,977	)(b)
Net impact on stockholders’ equity	$3,513

(a)                                  Based on the estimated Cowen Holdings share price of $7.55 multiplied by the 2,713,882 issued to HVB.

(b)                                 Represents the excess of the estimated purchase consideration over the carrying value of the noncontrolling interest. This amount is treated as a capital transaction and debited to equity (as opposed to goodwill) in accordance with FASB accounting standards, as Ramius already owned a controlling interest in the fund of funds business. The calculation of the excess is as follows:

(in thousands)
Fair value of shares issued	$20,490
Cash consideration paid	10,370
Total purchase consideration	30,860
Less: Carrying value of 50% noncontrolling interest purchased	(13,883)
Excess of purchase consideration over carrying value of noncontrolling interest purchased	$16,977

(8)                                  Reflects Ramius’s and Cowen Holdings’s estimated contingent investment banking fees of $7.3 million. The non-contingent portion of the costs of approximately $10.4 million is being expensed as incurred.

(9)                                  Represents (a) the adjustments to deferred tax assets and current taxes receivable stemming from the pro forma adjustments made to loss before taxes, (b) a net deferred tax asset established following the change in tax status of Ramius from a partnership to a corporation as a result of the transactions, (c) a full valuation allowance recognized against the Ramius deferred tax assets and an adjustment for non-income based taxes.

(10)                            Represents the estimated bargain purchase gain (“negative goodwill”) under the acquisition method, is recognized as a day one gain of the combined entity.

(j)                                     Reflects the amortization of compensation expenses resulting from a one-time award of $25.0 million in equity to certain key employees of Ramius in connection with the Transactions. This award will vest over a three-year period, with 50% of the awards vesting on each of the second and third anniversaries of the closing of the transactions. Cowen Group will recognize the award as compensation expense each year in relation to the services received over the requisite service period pursuant to FASB accounting standards. Also reflects an adjustment to the base compensation and stock based compensation of two employees who entered into new employment agreements in connection with the Transactions.

(k)                                  Reflects amortization of the unfavorable lease obligation described in (f) above over the remaining lease terms.

(l)                                     Reflects amortization expense related to the estimated intangible assets recognized in connection with the Transactions, less the historical intangible asset amortization actually recognized for the period.

(m)                               Reflects an adjustment for non-income-based taxes.

(n)                                 Reflects the impact on current and deferred taxes of pro forma adjustments made to loss before taxes and the corresponding effect on the valuation allowance already recorded by Cowen and Ramius.

(o)                                 Ramius’s historical pro forma EPS has been calculated assuming the 37,536,826 shares of our Class A common stock that Ramius received upon closing of the Transactions were outstanding from the beginning of the period. Cowen Holdings’s EPS represents the actual results reported for that period.

(p)                                 Reflects the adjustment necessary to arrive at the shares outstanding assuming the Transactions closed at the beginning of the periods presented. Primarily represents shares issued to HVB for the acquisition of the remaining interest in the fund of funds business and Cowen restricted share holders whose awards vested upon closing. See (r) below for further explanation.

(q)                                 Reflects the pro forma net loss for the Company divided by the pro forma weighted average shares outstanding for the Company.

(r)                                    Reflects the total shares of the Company to be issued in connection with the Transactions. As the unaudited pro forma combined statements of operations assume that the Transactions occurred as of the beginning of the period presented, all 55,135,000 shares of our Class A common stock are assumed to be outstanding for the entire period for the pro forma net loss per share calculation of Cowen Group. No adjustments have been made for the dilutive effects as the effects of outstanding restricted stock and awards would be anti-dilutive.

(s)                                  Reflects an adjustment to remove the $50.0 million historical goodwill impairment charge of Cowen Holdings. Had the transactions been completed at the beginning of the period presented, the historical goodwill of Cowen Holdings would have been eliminated as part of the purchase price allocation.